Exhibit 10.12

CLIFFORD CHANCE LLP

CONFORMED COPY

AMENDMENT AND RESTATEMENT AGREEMENT

dated 14 December 2007

for

ACE AUSTRALIA HOLDINGS PTY LIMITED

as Original Borrower

with

ACE LIMITED

as Guarantor

arranged by

THE ROYAL BANK OF SCOTLAND PLC

and

HSBC SECURITIES (USA) INC.

with

THE ROYAL BANK OF SCOTLAND PLC

as Agent

RELATING TO A

CREDIT AGREEMENT DATED 13 DECEMBER 2005

AS AMENDED ON 22 JUNE 2007

Schedule 1	CONDITIONS PRECEDENT	7

Schedule 2	RESTATED AGREEMENT	9

THIS AGREEMENT is dated 14 December 2007 and made between:

(1)	ACE AUSTRALIA HOLDINGS PTY LIMITED (ACN 116 987 618) as borrower (the “Original Borrower”);

(2)	ACE LIMITED as guarantor (the “Guarantor”);

(3)	THE ROYAL BANK OF SCOTLAND PLC and HSBC SECURITIES (USA) INC. as mandated lead arrangers (the “Lead Arrangers”);

(4)	THE ROYAL BANK OF SCOTLAND PLC as agent for the Banks (the “Agent”);

(5)	THE BANKS (as defined in the Original Credit Agreement); and

(6)	CITIBANK, N.A., SYDNEY BRANCH (Australian Business Number 34 072 814 058) as the new bank (the “New Bank”).

RECITALS:

(A)	The Banks made a facility available to the Original Borrower pursuant to the Original Credit Agreement (as defined below).

(B)	National Australia Bank Limited wishes to transfer the whole of its Commitment to the New Bank.

(C)	The parties hereto have agreed to amend the Original Credit Agreement as set out below.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Effective Date” means 19 December 2007.

“Exiting Bank” means National Australia Bank Limited.

“Original Credit Agreement” means the A$100,000,000 credit agreement dated 13 December 2005 (as amended on 22 June 2007) between the Original Borrower, the Guarantor, the Lead Arrangers, the Agent and the Banks.

“Restated Agreement” means the Original Credit Agreement, as amended and restated by this Agreement, the terms of which are set out in Schedule 2 (Restated Agreement).

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Original Credit Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Credit Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

Each of the Original Borrower and the Agent designates this Agreement as a Finance Document.

2.	CONDITIONS PRECEDENT

The provisions of Clause 3 (Transfer of Commitment) and Clause 4 (Amendment and Restatement) shall automatically be effective as of the Effective Date provided that not later than two (2) Business Days before the Effective Date, the Agent has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to it. The Agent shall notify the Obligors, the Banks and the New Bank promptly upon being so satisfied.

3.	TRANSFER OF COMMITMENT

3.1	Transfer by novation

(a)	On the Effective Date (whether or not a Default is continuing), the Exiting Bank shall transfer by novation all of its Commitment, rights and obligations under the Finance Documents to the New Bank, so that:

(i)	the Exiting Bank shall cease to be a Bank under the Restated Agreement and its Commitment shall be reduced to zero;

(ii)	the New Bank shall become a Bank under the Restated Agreement with a Commitment of A$16,000,000; and

(iii)	Schedule 1 (The Banks) of the Restated Agreement shall be amended by the deletion of “National Australia Bank Limited” and its replacement by “Citibank, N.A., Sydney Branch”.

(b)	The transfer by novation set out in Clause 3.1 (Transfer by novation) shall take effect on the Effective Date so that:

(i)	to the extent that in Clause 3.1 (Transfer by novation) the Exiting Bank seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, each of the Obligors and the Exiting Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Bank shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Bank have assumed and/or acquired the same in place of that Obligor and the Exiting Bank;

(iii)	the Agent, the Lead Arrangers, the New Bank and the Banks (other than the Exiting Bank) shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Bank been a Bank with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Lead Arrangers and the Banks (including the Exiting Bank) shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Bank shall become a party to the Restated Agreement as a “Bank”.

(c)	Any amounts payable to the Banks by the Obligors pursuant to any Finance Document on or before the Effective Date (including, without limitation, all interest, fees and commission payable on the Effective Date) in respect of any period ending on or prior to the Effective Date shall be for the account of the Banks (including, for the avoidance of doubt, the Exiting Bank), and the New Bank shall not have any interest in, or any rights in respect of, any such amount.

3.2	Limitation of responsibility of Existing Banks

(a)	The New Bank confirms to each Bank (including, for the purposes of paragraph (i) and (ii) only, the Exiting Bank) and the other Finance Parties that it:

(i)	has received a copy of the Original Credit Agreement together with such other information as it has required in connection with this transaction;

(ii)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and the Restated Agreement and has not relied exclusively on any information provided to it by any Bank in connection with any Finance Document; and

(iii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(b)	Unless expressly agreed to the contrary, the Banks (including, for the avoidance of doubt, the Exiting Bank) make no representation or warranty and assume no responsibility to the New Bank for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document,

and any representations or warranties implied by law are excluded.

(c)	Nothing in any Finance Document obliges any Bank to:

(i)	accept a re-transfer from the New Bank of any of the rights and obligations transferred by novation under this Agreement; or

(ii)	support any losses directly or indirectly incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

3.3	Administrative Details

The New Bank confirms that it has delivered to the Agent its Facility Office details and address, fax number and attention details for the purposes of Clause 33 (Notices) of the Restated Agreement.

4.	AMENDMENT AND RESTATEMENT

With effect from the Effective Date, the Original Credit Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Restated Agreement).

5.	EXTENSION FEE

The Original Borrower agrees to pay within three (3) Business Days of the Effective Date of this Agreement an extension fee (the “Extension Fee”) to each Bank (excluding the Exiting Bank) equal to 0.075 per cent. of such Bank’s Commitment as at the Effective Date.

6.	REPRESENTATIONS

The Original Borrower is deemed to make:

(a)

on the date of this Agreement, each representation set out in Clause 13 (Borrower Representations) of the Original Credit Agreement and the Guarantor is deemed to make each representation set out in Clause 14

(Guarantor Representations) of the Original Credit Agreement in respect of it and of the Original Borrower (by reference to the facts and circumstances then existing); and

(b)	on the Effective Date, each representation set out in Clause 13 (Borrower Representations) of the Restated Agreement and the Guarantor is deemed to make each representation set out in Clause 14 (Guarantor Representations) of the Restated Agreement in respect of it and of the Original Borrower (by reference to the facts and circumstances then existing), in each case, as if all references therein to “this Agreement” and the “Finance Documents” included a reference to this Agreement.

7.	CONTINUITY AND FURTHER ASSURANCE

7.1	Continuing obligations

The provisions of the Original Credit Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

7.2	Further assurance

Each Obligor shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

8.	FEES, COSTS AND EXPENSES

8.1	Transaction expenses

The Original Borrower shall promptly on demand pay the Agent and the Lead Arrangers the amount of all reasonable and documented costs and expenses (including reasonable and documented legal fees of a single counsel for the Agent and the Lead Arrangers in each relevant jurisdiction) incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

8.2	Enforcement costs

The Original Borrower shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all reasonable and documented costs and expenses (including reasonable and documented legal fees of a single counsel for the Agent and the Finance Parties in each relevant jurisdiction) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, this Agreement.

8.3	Stamp taxes

The Original Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

9.	MISCELLANEOUS

9.1	Incorporation of terms

The provisions of Clause 33 (Notices), Clause 32 (Remedies and Waivers, Partial Invalidity) and Clause 37 (Jurisdiction) of the Original Credit Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

9.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor or a certificate of an authorised signatory of each relevant Obligor certifying that the constitutional documents previously delivered to the Agent for the purposes of the Original Credit Agreement have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and

(ii)	authorising a specified person or persons to execute this Agreement on its behalf.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of the Guarantor (signed by an officer of the Guarantor) confirming that borrowing or guaranteeing, as appropriate, the Facility would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(e)	A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal Opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Agent in England, substantially in the form distributed to the Banks prior to signing this Agreement.

(b)	A legal opinion of DLA Phillips Fox, legal advisors to the Original Borrower in Australia, substantially in the form distributed to the Banks prior to signing this Agreement.

(c)	A legal opinion of Maples and Calder, legal advisors to the Guarantor in the Cayman Islands, substantially in the form distributed to the Banks prior to signing this Agreement.

3.	Other documents and evidence

(a)	A copy of any other authorisation or other document, opinion or assurance (including any APRA authorisation) which the Agent considers to be necessary or desirable (if it has notified the Guarantor accordingly) in connection with the entry into and performance of the transaction contemplated by this Agreement or for the validity and enforceability of this Agreement.

SCHEDULE 2

RESTATED AGREEMENT

SIGNATURES

The Original Borrower

ACE AUSTRALIA HOLDINGS PTY LIMITED

EXECUTED by ACE AUSTRALIA	)
HOLDINGS PTY LIMITED in	)
accordance with section 127(1) of the	)
Corporations Act 2001 (Cwlth) by	)
authority of its directors:	)
)
STEVEN CROUCH	)	ASHLEY MULLINS
Signature of director	)	Signature of company secretary*
	)	* delete whichever is not applicable
)
)
STEVE CROUCH	)	Ashley Mullins
Name of director (block letters))		Name of company secretary* (block letters)
* delete whichever is not applicable

The Guarantor

ACE LIMITED

By:	ROBERT CUSUMANO	By:	PAUL MEDINI

The Lead Arrangers

THE ROYAL BANK OF SCOTLAND PLC

By:	DAVID BATTLEY

HSBC SECURITIES (USA) INC.

By:	DANIEL G. SERRAO

The Agent

THE ROYAL BANK OF SCOTLAND PLC

By:	DAVID BATTLEY

The Banks

HSBC BANK AUSTRALIA LIMITED

By:	N. LEE	By:	THOMAS MCKAY

THE ROYAL BANK OF SCOTLAND PLC, AUSTRALIA BRANCH

By:	ALAN HAMES

ABN AMRO BANK N.V., AUSTRALIAN BRANCH

By:	TREVOR WATSON	By:	ERIN MCKENZIE

BARCLAYS BANK PLC AUSTRALIAN BRANCH

By:	CLIFF BAYLIS

The Exiting Bank

NATIONAL AUSTRALIA BANK LIMITED

By:	CLINTON M. JOHNSON

The New Bank

CITIBANK, N.A., SYDNEY BRANCH

By:	MARIA OLIVER	By:	GLENN PHILLIPS